Exhibit 99.1

Bitcoin Depot Amends Equity Support Agreement

ATLANTA October 4, 2023 — Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today announced the execution of an amendment (the “Amendment”) to the PIPE Agreement dated June 23, 2023 (the “PIPE Agreement”) between the Company, certain of its subsidiaries and the subscribers thereto (the “Subscribers”). Pursuant to the Amendment and upon the closing of the private sale by the Subscribers of all of their shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred”) as discussed below, all Reference Periods (as defined in the PIPE Agreement) will be pulled forward and the economic arrangements set forth in the forward agreement provisions in the PIPE Agreement settled in full based on the net price in the private sale. The Company will receive a small payment in connection with the settlement of the Reference Periods.

In addition, certain institutional investors, including AWM Investment Company, Inc., the investment adviser of the Special Situations Funds, have agreed to purchase an aggregate of 3,475,000 Series A Preferred beneficially owned by the Subscribers (the “Preferred Sale”) in a private transaction. The Series A Preferred are convertible at the option of the holders into Class A Common Stock at an exchange ratio of 1:1. The Company will not receive any proceeds from the Preferred Sale.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to Bitcoin at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations in 48 U.S. states through its BDCheckout product. The Company has the largest market share in North America with approximately 6,400 kiosk locations as of June 30, 2023. Learn more at www.bitcoindepot.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, the anticipated effects of the Amendment, and the closing of the Preferred Sale. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Contacts:

Investors

Cody Slach, Alex Kovtun

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com

Media

Zach Kadletz, Brenlyn Motlagh, Ryan Deloney

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com